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                                                                   EXHIBIT 10.25

                           COCA-COLA ENTERPRISES INC.


                               STOCK DEFERRAL PLAN

                            (Effective July 1, 1998)

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                                    ARTICLE I
                                     PURPOSE

     1.1. Purpose. The purpose of the Coca-Cola Enterprises Inc. Stock Deferral Plan is to provide a select group of management and highly compensated employees the opportunity to enhance their retirement security by deferring the receipt of stock otherwise issuable upon the exercise of stock options granted under the Company's Stock Option Program.

     1.2. Effective Date. Established pursuant to the authority of the Compensation Committee of the Company's Board of Directors, the effective date of the Plan is July 1, 1998.

                                   ARTICLE II
                                   DEFINITIONS

     2.1. "Account" means a Participant's interest under the Plan. Each Account shall be composed of Share Unit Account and a Cash Credit Account. A Participant's Account shall be reflected as a book reserve entry in the Company's accounting records.

     2.2. "Beneficiary" means the person or persons last designated by a Participant, in writing, as entitled to receive such Participant's interest under the Plan in the event of his death. If all designated Beneficiaries predecease the Participant or the Participant fails to designate a Beneficiary, the Beneficiary shall be the estate of the Participant. Notwithstanding the foregoing, if the Participant designates his spouse as a Beneficiary, such designation will be void upon the divorce of the Participant and the former spouse unless, or until, the Participant again designates the former spouse as a Beneficiary.

     2.3. "Cash Credit" means the unit for measuring the value of the fractional Profit Shares deferred under the Plan, as well as Hypothetical Dividends and Interest Credits. Cash Credits represent the future right to the distribution of cash.

     2.4. "Cash Credits Account" means the account under which a Participant's Cash Credits are recorded.

     2.5. "Committee" means the committee appointed, pursuant to Section 6.1, to administer the Plan.

     2.6.  "Company" means Coca-Cola Enterprises Inc., a Delaware corporation.

     2.7.  "Deferral Election" means a Participant's election, pursuant to
Article III, to defer the receipt of Stock upon the exercise of an Option.

     2.8. "Cash Credits Conversion Date" means the first trading day of each year.

     2.9. "Employee" means any common-law employee of the Company or a Subsidiary.

     2.10. "Eligible Optionee" means an individual who holds an Option who, at the time of making a Deferral Election, is an Employee of the Company or Subsidiary and who is determined to be

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eligible for participation in the Plan by the Committee.

     2.11. "Exercise Date" means the date on which an exercise of any Option that is the subject of a Deferral Election is effected by the Company, which date shall be specified by the Participant in the Deferral Election. In the event the Exercise Date specified by the Participant is not a trading day on the New York Stock Exchange, the Exercise Date will be the immediately preceding date that is a trading date.

     2.12. "Fair Market Value" means the average of the high and low trading prices on a given trading date.

     2.13. "Hypothetical Dividends" means an amount that equals the amount of dividends paid on the Stock, which amount is determined as if the Share Units credited to a Participant's Share Unit Account were outstanding shares of Stock on the record date of any such dividend.

     2.14. "Interest Credits" means an amount described in Section 4.2(c), which amount is based on the annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant year or portion of the year.

     2.15. "Option" means any option to purchase shares of Stock (i) that was granted to the Optionee under the Company's Stock Option Program and (ii) that will, by its terms, expire as of a date that is not more than three years after the date on which the relevant Deferral Election is received by the Company.

     2.16. "Participant" means any Eligible Optionee who has made a Deferral Election under the Plan. An individual or former Employee who has an interest under the Plan shall also be considered a Participant, even though such individual is, for any particular Plan Year, ineligible to make a Deferral Election.

     2.17. "Plan" means the Coca-Cola Enterprises Inc. Stock Deferral Plan, as it may be amended from time to time.

     2.18. "Profit Shares" means the number of shares of Stock the Participant would otherwise be eligible to receive upon the exercise of an Option when the exercise price is satisfied with the delivery of Stock. Specifically, the number of Profit Shares received upon such an exercise equals the difference between the number of shares subject to an Option and the number of shares that, in the aggregate, have a Total Market Value equal to the exercise price of an Option. Any amount realized upon such an exercise that would not represent a whole share of Stock is described herein as a fractional Profit Share.

     2.19. "Stock Ownership Affidavit" means a notarized affidavit under which a Participant attests to the ownership of Stock for purposes of satisfying the exercise price of an Option subject to a Deferral Election.

     2.20. "Share Unit" means the unit measuring the Profit Shares deferred under the Plan, with each such unit representing the future right to the distribution of one whole share of Stock.

     2.21. "Stock" means shares of common stock of Coca-Cola Enterprises Inc.
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     2.22. "Share Unit Account" means the account under which a Participant's
Share Units are credited.

     2.23. "Stock Option Program" means any stock option plan established and maintained by Coca-Cola Enterprises Inc. that permits the deferral of Stock pursuant to this Plan.

     2.24. "Street Name" means a share owner of record that is a financial institution, brokerage firm that holds Stock on behalf of a Participant.

     2.25. "Subsidiary" means any corporation or other business organization in which Coca-Cola Enterprises Inc. owns, directly or indirectly, 25% or more of the voting stock or capital.

     2.26. "Total Market Value" means the aggregate value of all Stock identified in a Stock Ownership Affidavit, which value equals the sum of the Fair Market Value of all such Stock.

                                   ARTICLE III
                               DEFERRAL ELECTIONS

     3.1. Deferral Election. An Eligible Optionee may elect to defer the receipt of Profit Shares to which he would otherwise be entitled upon exercise of an Option if the requirements of Section 3.2 are satisfied.

     3.2. Deferral Election Requirements. A Deferral Election will be effective only if the following requirements are satisfied:

           (a) The Participant must complete a Deferral Election Form, attached hereto as Appendix A, and return it to the Company not less than six months prior to the Exercise Date applicable to the Option.

           (b) The Participant must deliver to the Company, not less than 10 business days prior to the Exercise Date, a Stock Ownership Affidavit, attached hereto as Appendix B, which affidavit (i) must specifically identify Stock that has been owned by the Participant, as share owner of record or in Street Name, for at least six months prior to the Exercise Date of the Option subject to a Deferral Election; and (ii) must identify Stock with a Total Market Value on the Exercise Date equal to, or in excess of, the exercise price of all Options subject to the relevant Deferral Election.

     3.3. Irrevocability of Election. A Participant's Deferral Election may not be revoked once made. The following restrictions, shall also apply to an Option subject to the Deferral Election:

           (a) An Option subject to a Deferral Election shall not be exercisable during the Period between the date on which the D Deferral Election is delivered to the Committee and the Exercise Date applicable to such Option.

           (b)  Notwithstanding any provision to the contrary, if the Total
                Market Value of the Stock presented
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               under the Stock Ownership Affidavit is not sufficient to satisfy the exercise price of all Options subject to the Deferral Election, the Company shall effect the exercise of the number of Options for which the Stock Ownership Affidavit is sufficient to satisfy the exercise price, effecting the exercise of Options with the lowest exercise prices first. In the event of a partial exercise pursuant to this Section 3.3, any Option that is not exercised because the exercise price was not satisfied under the relevant Stock Ownership Affidavit will be forfeited as of the Exercise Date.

     3.4. Nonrecognition of a Deferral Election. Notwithstanding anything in this Plan to the contrary, a Deferral Election shall not be recognized by the Company in the event of the Participant's termination of employment, for any reason, prior to the Exercise Date specified in such Deferral Election unless the Participant has elected to receive a distribution of his Account at least 12 months after the Exercise Date.

                                   ARTICLE IV
                                ACCOUNT ACCRUALS

     4.1. Share Unit Account. A Participant's interest in his Share Unit Account shall be determined as follows:

          (a) Upon the exercise of an Option subject to a Deferral Election, a Participant's Share Unit Account will be increased by the number of Share Units equal to the number of whole Profit Shares the Participant would have received upon exercise of the Option if it had not been subject to a Deferral Election.

          (b) On each Cash Credits Conversion Date, a Participant's Share Unit Account will also be increased by the number of Share Units equal to the number of whole shares of Stock that could be purchased with funds equal to the balance of the Participant's Cash Credits Account on such date. The Fair Market Value of the Stock on the Cash Credits Conversion Date shall be used to determine the number of shares that could be purchased.

     4.2 Cash Credits Account. A Participant's interest in his Cash Credits Account shall be determined as follows:

          (a) Upon the exercise of an Option subject to a Deferral Election, a Participant's Cash Credits Account will be increased by an amount equal to the Fair Market Value of any fractional Profit Share the Participant would have received upon exercise of the Option if it had not been subject to a Deferral Election.

          (b) On each of the Company's dividend record dates, a Participant's Cash Credits Account will be increased by an amount equal to the Hypothetical Dividends with respect to Participant's Share Unit Account balance.
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          (c)  At the end of each calendar year, or as of any other date designated by the Committee, a Participant's Cash Credits Account will be increased by Interest Credits, determined with respect to the average daily balance of the Cash Credits Account during such year or relevant portion of the year.

          (d) On each Cash Credits Conversion Date, a Participant's Cash Credits Account will be decreased by an amount equal to the funds required to purchase the maximum number of whole shares of Stock on such date if the account were actual funds. The Fair Market Value of the Stock on the Cash Credits Conversion Date shall be so used to determine the number of shares that could be purchased.

     4.3. Nonforfeitability of Accounts. A Participant's interest in the value of his Account shall at all times be 100% nonforfeitable.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1. Form of Payment of Account. A Participant's interest under his Share Unit Account shall be distributed in whole shares of Stock, and the value of his Cash Credits Account shall be distributed in cash.

     5.2. Commencement of Distribution. At the time a Participant first makes a Deferral Election he shall elect whether distribution of his Account shall commence (i) in the calendar year following the year in which his or her employment terminates, (ii) as of the Participant's attaining a specific age, or
(iii) as of the later of (i) and (ii). A Participant may change, at any time, his election regarding the commencement of the distribution of his Account; provided however, any such change will not become effective for one year or more after the date of the subsequent election. In the event a Participant fails to make an election with respect to the commencement of payment of his Account, distribution to such Participant shall be made as soon as practicable following his termination of employment.

     5.3. Form of Distribution. Prior to commencement of participation in the Plan, a Participant shall elect whether to receive distributions under the Plan as (i) a single-sum payment, or (ii) a series of substantially equal quarterly, semiannual, or annual installments over a period of 2 to 10 years. A Participant may change, at any time, his election regarding the manner of the distribution of his Account; provided, however, any such change will not become effective for one year after the date of the subsequent election. In the event a Participant fails to make an election with respect to the manner of distribution, payment will be made in the manner determined by the Committee.

     5.4. Distributions on Account of Death. In the event of the death of a Participant prior to distribution of the total balance of his Account, distribution of the balance of such Account shall be made to the Participant's Beneficiary in a


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single-sum payment as soon as practicable following the death of such
Participant.

     5.5. Distribution on Account of Financial Hardship. In the event a Participant has a financial hardship due to an unforeseeable emergency (as determined by the Committee), the Committee, in its sole discretion, may distribute all or any portion of the Participant's Account.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1. Plan Administration. The Plan shall be administered by the Stock Deferral Plan Committee, which shall consist of at least three members appointed by the Company.

     6.2. Committee Action. Action of the Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of Committee members qualified to vote with respect to such action. If a member of the Committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account under the Plan.

     6.3. Rights and Duties of Committee. The Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, construing, interpreting, and administering the Plan. The decisions of the Committee shall be final and binding on all parties.

     6.4. Taxes. If all or any portion of a Participant's Account shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold upon distribution of the Participant's account, the Company shall have the full power and authority to withhold distribution of the Participant's Account until the Participant makes appropriate arrangements with the Company to satisfy such liability. In the event the Participant is liable for any tax prior to a distribution under the Plan, the Company shall be entitled to satisfy such liability from any other funds owed by the Company to the Participant.


                                   ARTICLE VII
                                CLAIMS PROCEDURE

     7.1. Claims for Benefits Under Plan. If a Participant or Beneficiary does not receive the benefits that he believes are due under the Plan, he may make a claim for such benefits to the Committee. Any such claim for benefits must be in writing and addressed to the Committee or to the Company. If the Participant's or Beneficiary's claim is denied, the Committee shall notify the Participant or Beneficiary in writing within ninety days after receipt of the claim. However, if special circumstance require an extension of time for processing the claim, the Committee shall provide notice of the extension to the Participant or Beneficiary prior to the termination of the initial ninety-day period, and such extension shall not exceed one additional, consecutive ninety-day period. Any notice of a denial of the payment under the Plan shall inform the Participant or Beneficiary of the basis for the denial, any additional


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material or information necessary to perfect such claim, and the steps which must be taken to have such claim reviewed.

     7.2. Appeals. Each Participant or Beneficiary whose claim under the Plan has been denied may file a written request for review of his claim with the Committee. The request for review must be filed within sixty days after the Participant or Beneficiary receives the written notice denying his claim. The final decision of the Committee will be made within sixty days after receipt of the request for review and shall be communicated in writing, setting forth the basis for the Committee's decision. If there are special circumstances which require an extension of time for completing the review, the Committee's decision shall be rendered not later than one-hundred twenty days after the receipt of the request for review.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     8.1. Amendment. The Company shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the amount credited to any Participant's Account as of the later of the date such amendment is adopted or effective. Any amendment shall be in writing and executed by a duly authorized officer of the Company.

     8.2. Termination. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. In the event of termination of the Plan, the amounts credited to any Participant's Account, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner solely determined by the Committee.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1. Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

     9.2. Participants' Interest Unfunded. All amounts payable under the Plan to Participants shall be payable from the general assets of the Company. Nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts they defer under the Plan or any other obligation of the Company to pay Participants' interests pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

     9.3. Other Plans. This Plan shall not affect the right of any Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.
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     9.4. Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.5. Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

     9.6. Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.